QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
One Financial Center
Boston, MA 02111

Telephone: (617) 542-6000	Facsimile: (617) 542-2241

May 22, 2006

Caliper Life Sciences, Inc.
68 Elm Street
Hopkinton, MA 01748

Ladies and Gentlemen:

        We have acted as counsel to Caliper Life Sciences, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "SEC") pursuant to that certain Agreement and Plan of Merger, dated as of February 10, 2006, by and among the Company, Caliper Holdings, Inc., a Delaware corporation and direct wholly owned subsidiary of Caliper, and Xenogen Corporation, a Delaware corporation ("Xenogen") (the "Merger Agreement") for the purpose of registering with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), shares of the Company's common stock, $0.001 par value per share (the "Shares"), including shares of common stock issuable upon exercise of warrants to purchase common stock being assumed in connection with the merger (the "Assumed Warrants"), and warrants to purchase shares of the Company's common stock to be issued in connection with the merger (the "Warrants" and together with the Shares, the "Securities").

        In connection with the rendering of the opinion set forth below, we have examined, are familiar with and, to the extent we deemed appropriate, we have relied on originals or copies, certified or otherwise, identified to our satisfaction, of (i) the Registration Statement, (ii) the Certificate of Incorporation of the Company currently in effect, (iii) the By-laws of the Company currently in effect, (iv) the Merger Agreement, (v) the resolutions adopted by the Board of Directors of the Company as of February 10, 2006 relating to the Merger Agreement and certain related matters, and (vi) such other documents, agreements, records, instruments, certificates of public officials and certificates of officers or other representatives of the Company or others as we have deemed necessary or appropriate for purposes of and as a basis for rendering the opinion set forth below.

        In our examination, we have (i) assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) assumed the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies and (iii) assumed and relied upon the truth, accuracy and completeness (without independent investigation or verification) of the information, representations, warranties and statements contained in the records, documents, instruments and certificates we have reviewed. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

        Our opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws) and the federal laws of the United States of America. We express no opinion with respect to the laws of any other jurisdiction and no opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction.

        Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein after the Registration Statement has been declared effective by the Commission.

        Based upon and subject to the foregoing, we are of the opinion that the Securities have been duly authorized for issuance in connection with the Merger (as defined in the Merger Agreement) and, upon consummation of the Merger, and the issuance of the Securities pursuant to their terms and in accordance with the terms and conditions of the Merger Agreement (including, with respect to the Shares underlying the Assumed Warrants and the Warrants, the payment of the exercise price therefor by the holders thereof), the Securities will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the caption "Legal Matters" in the proxy statement-prospectus included therein. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,
/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

QuickLinks

  Exhibit 5